Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, D. James (Jim) MacKenzie, the Chief Executive Officer of Nordic Nickel Ltd., and John W. Jardine, the Chief Financial Officer of Nordic Nickel Ltd., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-KSB (Amendment No. 1) of Nordic Nickel Ltd., for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-KSB (Amendment No. 1) fairly presents in all material respects the financial condition and results of operations of Nordic Nickel Ltd.

Date:     July 27, 2007.
/s/ D. James (Jim) MacKenzie
D. James (Jim) MacKenzie President, Chief Executive Officer, Principal Executive Officer and a director
/s/ John W. Jardine
John W. Jardine Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Nordic Nickel Ltd. and will be retained by Nordic Nickel Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

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